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                                                                     EXHIBIT 1.1

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of December 3, 1999, between LOGISTICS MANAGEMENT, LLC, a limited liability company organized under the laws of the State of Kentucky (the "PURCHASER"), PROFESSIONAL TRANSPORTATION GROUP LTD., INC. (the "CORPORATION") and DENNIS BAKAL, an individual who is the Chief Executive Officer of the Corporation (the "SELLER").

         A. The Seller desires to sell, and the Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, 2,500,000 shares of the Seller's Common Stock ("Common Stock Shares") and all of his options and warrants to purchase securities of the Corporation (collectively, the "SHARES").

         B. The Purchaser desires to lend to Seller and Seller desires to borrow from Purchaser the sum of $500,000 pursuant to a promissory note in the form attached as Exhibit A hereto (the "Seller Note").

         C. Seller shall use the proceeds from the Note to make a capital contribution (the "Capital Contribution") to the Corporation.

         NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is acknowledged the Corporation and the Purchaser hereby agree as follows:

1.       PURCHASE AND SALE OF SHARES; ISSUANCE OF SELLER NOTE.

         (a) Purchase of Shares and Closing. On the date of the Closing, the Purchaser shall purchase from the Seller and the Seller shall sell to Purchaser the Shares for an aggregate purchase price of $3,000,000 (the "Purchase Price"). The Purchase Price shall be paid by the execution and delivery of a Promissory
Note in the form attached as Exhibit B hereto and cancellation of the Seller
Note in accordance with the terms thereof. In addition to the Purchase Price, the Purchaser shall deliver to the Seller shares of U.S. Trucking, Inc. in a dollar amount equivalent to any federal or state income taxes actually incurred by the Seller with respect to collections on the Promissory Note, but not to exceed $600,000. Such additional consideration shall be delivered to the Seller within 30 days from the date the Seller furnishes the Purchaser with a true and complete copy of his tax return(s) reflecting such taxes.

         (b) Closing Date. The Seller shall deliver to Purchaser physical certificates representing the Shares. Seller shall deliver to Purchaser certificates or agreements, duly endorsed or otherwise with enforceable instruments of transfer, for all options and warrants which constitute Shares.

         (c) Seller Note. On the date hereof Purchaser shall lend to Seller and Seller shall borrow from Purchaser the sum of $500,000 pursuant to the Seller Note.




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2.       PURCHASERS' REPRESENTATIONS AND WARRANTIES

         The Purchaser represents and warrants to the Seller and the Corporation as follows:

         (a) Authorization; Enforcement. This Agreement has been duly authorized and has been validly authorized, executed and delivered on behalf of Purchaser and is a valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms.

         (b) Residency. Purchaser is a resident of the jurisdiction set forth under Purchaser's name on the Execution Page hereto executed by Purchaser.

3.       REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

         The Corporation represents and warrants to Purchaser as follows:

         (a) Organization and Qualification. The Corporation and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Corporation and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the Shares, (ii) the ability of the Corporation to perform its obligations hereunder or (iii) the business, operations, properties, prospects or financial condition of the Corporation and its subsidiaries, taken as a whole.

         (b) Stockholder Authorization. Neither the execution, delivery or performance of this Agreement, nor the consummation by it of the transactions contemplated hereby or thereby requires any consent, approval or authorization of the Corporation's stockholders.

         (c) No Conflicts. The execution, delivery and performance of this Agreement, and the consummation by the Corporation of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Corporation or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Corporation or its Shares are subject) applicable to the Corporation or any of its subsidiaries or by which any property or asset of the Corporation or any of its subsidiaries is bound or affected (except, with respect to clause (ii),

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for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect).

         (d) SEC Documents, Financial Statements. Since December 31, 1998, the Corporation has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to herein as the "SEC DOCUMENTS"). The Corporation has delivered to the Purchaser true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the United Securities Exchange Commission (the "SEC") promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Corporation included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Corporation and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Corporation included in the SEC Documents filed prior to the date hereof, the Corporation has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements, (ii) liabilities not required by GAAP to be disclosed on a balance sheet prepared in accordance with GAAP, and (iii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i), (ii) and (iii), individually or in the aggregate, are not material to the financial condition or operating results of the Corporation. Neither the Corporation nor any of its subsidiaries or any of their officers, directors, employees or agents have provided the Purchaser with any material, nonpublic information.

         (e) Absence of Certain Changes. Since December 31, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition or results of operations of the Corporation and its subsidiaries, taken as a whole.

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         (f) Disclosure. All information relating to or concerning the
Corporation set forth in this Agreement or provided to the Purchaser in connection with the transactions contemplated hereby is true and correct in all material respects and the Corporation has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Corporation or its subsidiaries or their respective businesses, properties, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Corporation in a registration statement filed on the date hereof by the Corporation under the Securities Act of 1933 with respect to the primary issuance of the Corporation's Shares.

         (g) No Brokers. Except for a fee of $90,000 payable to Dominick and Dominick, LLC, the Corporation has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Purchaser relating to this Agreement or the transactions contemplated hereby.

3A.      Representations and Warranties of the Seller.

         The Seller represents and warrants to Purchaser as follows:

         (a) Ownership of Shares. The Seller represents and warrants that the Common Stock Shares constitute at least 55.8% of the issued and outstanding common stock of the Corporation. The Seller further represents that he owns the Shares free and clear of all liens, claims and encumbrances of any kind and nature, has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby, that, upon transfer of the Shares by Seller to Purchaser, Purchaser shall have good, valid and marketable title in and to the Shares, and that the transfer of the Shares by Seller to Purchaser will not violate any law, rule, regulation, contract, agreement, indenture or instrument applicable to the Seller or by which the Seller is bound. The Seller represents and warrants that the Shares have been held by Seller for more than 2 years.

4.       COVENANTS.

         (a) Reporting Status. So long as the Purchaser beneficially owns any of the Shares, the Corporation shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Corporation shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         (b) Use of Proceeds. The proceeds from the Capital Contribution shall be used by the Corporation for working capital.

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         (c) Expenses. Except as otherwise provided herein, each party hereto shall be responsible for its own expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith.


         (d) Board Rights. The Corporation and Seller agree to take all action necessary, if a Demand (as defined in Section 3 of the Note) is made by Purchasers, to nominate and elect to the Board of Directors of the Corporation, nominees selected by the Purchaser which nominees shall constitute not less than a majority of the number of directors on the Board of Directors of the Corporation immediately following such action. The action taken by the Corporation and the Seller may include, but is not limited to, calling a special meeting of the Corporation's shareholders to nominate and elect the directors selected by the Purchaser. In connection with such action Seller shall vote any shares of Common Stock owned or controlled by Seller in favor of the nominees appointed by Purchaser. Such action will occur not later than two days after a Demand is made provided that the Note has not been satisfied prior to such date.

5.       TRANSFER AGENT INSTRUCTIONS.

         (a) The Corporation shall instruct its transfer agent to issue certificates, registered in the name of the Purchaser or its nominee, for the Shares in such amounts as specified from time to time by such Purchaser.

         (b) If the Purchaser provides the Corporation and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or the Purchaser provides the Corporation with reasonable assurances that such Shares may be sold under Rule 144(k), the Corporation shall permit the transfer of the Shares and instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchaser.

6.       GOVERNING LAW; MISCELLANEOUS.

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         (a) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of choice of law or conflicts of laws that would defer to the substantive law of another jurisdiction. The Corporation irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the State of New York in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that any and all claims arising out of this Agreement or related to the transactions contemplated by this Agreement shall be determined exclusively in such courts. The Corporation irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Corporation further agrees that service of process mailed by first class mail shall be deemed in every respect effective service of process in any such suit or proceeding. Nothing herein shall affect the right of the Purchaser to serve process in any other manner permitted by law. The Corporation agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         (b) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction chosen by the Purchaser.

         (e) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the Purchaser, the Corporation, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Corporation nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement. Amended by the parties whose rights are affected herein.

         (f) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed facsimile, and shall be effective upon receipt or refusal of receipt, if delivered personally or by courier or confirmed facsimile, in each case addressed to a party. The address for such communications shall be:

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LOGISTICS MANAGEMENT, LLC           PROFESSIONAL TRANSPORTATION
10602 Timberwood Circle, Suite 9    GROUP LTD., INC.
Louisville, KY                      1950 Spectrum Circle, Suite B-100
Telecopy: (502) 412-8980            Marietta, GA. 30067
Attn: Anthony Huff                  Attn: Dennis Bakal

         Each party shall provide notice to the other parties of any change in address.

         (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein or therein, the Corporation shall not assign this Agreement.

         (h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         (i) Survival. The representations, warranties, agreements and covenants of the Corporation set forth in Sections 3, 4, 5 and 6 hereof shall survive the Closing notwithstanding any investigation conducted by or on behalf of any Purchaser until the date on which Purchaser no longer own any Shares. None of the representations and warranties made by the Corporation herein shall act as a waiver of any rights or remedies a Purchaser may have under applicable federal or state Securities laws. The Corporation shall indemnify and hold harmless each Purchaser and each of such Purchaser's officers, directors, employees, partners, members, agents and affiliates for all losses or damages arising as a result of or related to any breach or alleged breach by the Corporation of any of its representations or covenants set forth herein, including advancement of reasonable expenses as they are incurred.

         (j) Publicity. The Corporation and the Purchaser shall have the right to review before issuance any press releases, SEC or NASDAQ filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Corporation shall be entitled, without the prior review of the Purchaser, to make any press release or SEC or NASDAQ filings with respect to such transactions as is required by applicable law and regulations (although the Purchaser shall be consulted by the Corporation in connection with any such press release and filing prior to its release and shall be provided with a copy thereof).

         (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         (l) Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein and therein shall be

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deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

         (m) Equitable Relief. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Corporation acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 5 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Corporation of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 hereof), that the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the Shares, without the necessity of showing economic loss and without any bond or other security being required.

7.       AGREEMENT CONTINGENT.

         This Agreement and the undertakings contemplated herein are expressly conditioned upon its approval by SouthTrust Bank, N.A.

8.       INDEMNIFICATION OF SELLER'S GUARANTIES.

         Purchaser agrees that in the event it consummates the purchase of Seller's Shares as contemplated herein, it shall use its reasonable best efforts to cause Seller to be removed from any and all liability he may have as guarantor for obligations of the Corporation or its subsidiaries. Furthermore, Purchaser agrees on behalf of itself, its predecessors in interest, successors and assigns to indemnify, reimburse, compensate, defend and hold the Seller harmless from and against any and all demands, claims, actions or causes of action, assessments, liabilities, losses, damages, costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees, disbursements and expenses) which are asserted against the Seller in connection with any of such guaranties.

9.       NO MATERIAL ADVERSE CHANGE.

         During the 31-day period beginning with the date of execution of this Agreement (or such other period upon which the parties mutually agree in writing) there shall occur no material adverse change in the financial condition or the operation of the Corporation (or any of its affiliates) which adversely affects the conduct of the Corporation's business (and the business of its affiliates) as currently conducted, specifically including, without limitation: changes in personnel except in the ordinary course of business, the relocation of the Corporation's offices or personnel or substantial changes in the assets of the Corporation, without the prior written consent of the Seller.


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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

PROFESSIONAL TRANSPORTATION                 LOGISTICS MANAGEMENT, LLC
     GROUP LTD., INC.


By: /s/ Dennis A. Bakal                     By:   /s/ Danny L. Pixler
   ------------------------                    --------------------------------
   Name:                                        Name: Danny L. Pixler
   Title:                                       Title: Manager




DENNIS BAKAL



    /s/ Dennis A. Bakal
----------------------------


ADDRESS: c/o PROFESSIONAL TRANSPORTATION
             GROUP LTD., INC.
             1950 Spectrum Circle, Suite B-100
             Marietta, GA. 30067
             Attn: Dennis Bakal